UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

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Date of Report (Date of earliest event reported):

April 2, 2014

Commission File Number: 0-29923

CUI Global, Inc.

(Name of Small Business Issuer in Its Charter)

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Colorado	84-1463284
(State or jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

20050 SW 112th Avenue, Tualatin, Oregon	97062
(Address of Principal Executive Offices)	(Zip Code)

(503) 612-2300

(Registrant’s telephone number)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02(b) Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

At an April 2, 2014 special meeting of the CUI Global Board of Directors, pursuant to our Bylaws, Article III Board of Directors, Section 3.11 Vacancies, Paul D. White and Robert J. Evans were appointed interim directors to serve until the next annual meeting of shareholders or until his or her successor shall have been elected and qualified. These two appointees qualify as “independent” in accordance with applicable rules promulgated by the Securities and Exchange Commission and within the meaning of Rule 5605(a)(2) of the NASDAQ Stock Market. Robert J. Evans was appointed as the third independent member of the Audit Committee and Paul D. White was appointed as an independent member of the Compensation Committee.

Mr. White, age 53, is a graduate of Humboldt State University and brings to the CUI Global board over 25 years of upper level business management skills. Mr. White currently serves as Vice President of the Healthcare Division for North America of a global security company. His responsibilities include direct P & L statements of $120 million, along with management, control, and supervision of approximately 3,000 employees working at 44 Medical Centers & Hospitals and over 600 Medical Office Buildings throughout the United States. He also serves as the company's subject matter expert for North America. He previously served in the Office of the General Counsel and Risk Services, as an Environmental Risk Consultant with Sutter Health Support Services – Corporate Services. His key responsibilities included: formulating best practice solutions to minimize/eliminate existing and potential employee health & safety and security exposures as well as consultations of state, federal, and professional standards for Risk Control/Environmental Health & Safety programs such as OSHA, TJC, DHS, EPA, NFPA, and DOT.

As a results oriented business leader with achievement in developing, managing and expanding business portfolios, with expertise at senior management level in healthcare safety, security and risk management programs in complex matrix organizations, Mr. White has senior management experience in contract management, public relations, program strategy and design and has been consistently recognized for effective financial management, leadership, integrity, team-building, and program management skills.

Mr. Evans, age 49, has over 20 years of investment and financial management experience. He is the founder of Pennington Capital, a private investment fund, and has served as its managing partner since 2010. Prior to forming Pennington Capital, Mr. Evans was a co-founder and one of the managing partners of Craig-Hallum Capital Group, which is an institutional research boutique and investment banking firm. Prior to joining Craig-Hallum in 1998, Mr. Evans has served as senior research analyst for other Minneapolis-based investment banking firms. In addition, he has prior analyst experience with US Bank and Thomson Corporation. Mr. Evans is a CFA and holds an MBA from the Carlson School of Management at the University of Minnesota.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Signed and submitted this 8th day of April 2014.

CUI Global, Inc.

By:	/s/ William J. Clough
William J. Clough, CEO/President